UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2012

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive
Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (703) 876-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2012, Computer Sciences Corporation (the “Company”) entered into an employment agreement with Mr. J. Michael Lawrie, effective as of the first day that Mr. Lawrie becomes a full-time employee of the Company, which will be no later than March 31, 2012 (the “Effective Date”).  Pursuant to the employment agreement, Mr. Lawrie will become the Chief Executive Officer and President of the Company when his employment commences.  In addition, on February 7, 2012 Mr. Lawrie was appointed a member of the Company’s Board of Directors (the “Board”).  He will not receive any additional compensation as a member of the Board.

The term of the employment agreement commences on the Effective Date and ends on March 31, 2017 or, if earlier, the date of termination of Mr. Lawrie’s employment in accordance with the terms of the employment agreement, subject to annual extension upon mutual agreement of the parties (the “Term”).  During the Term, Mr. Lawrie will serve as the President and Chief Executive Officer of the Company as well as a member of the Board.  For each year during the Term, Mr. Lawrie will receive an annual base salary of $1,250,000 (subject to adjustment by the Board) and be eligible to receive an annual bonus with a target amount of 150% of base salary and a maximum amount of 300% of base salary.  In addition, in respect of each fiscal year of the Company which commences during the Term, Mr. Lawrie will receive time-vesting stock options with an aggregate value equal to 280% of base salary and performance share units with an aggregate value of 420% of base salary, in each case on terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of the Company.  In the event that Mr. Lawrie is terminated by the Company without “cause” or if he resigns from the Company for “good reason” (as each such term is defined in the employment agreement and collectively referred to as a “Qualifying Termination”), in each case prior to April 1, 2017, any then-vested stock options will remain exercisable for the lesser of two years following the date of termination or the expiration of their term.  In the event of a Qualifying Termination or if Mr. Lawrie resigns from the Company without good reason, in each case on or after April 1, 2017, he will be treated as having terminated after attaining age 65 with 10 years of service, which results in (i) all outstanding stock options being immediately vested and remaining exercisable for the lesser of five years following the date of termination or the expiration of their term and (ii) any outstanding performance share unit awards as to which at least one year in the performance period has lapsed at the time of termination remaining outstanding and eligible to vest, based on performance as if termination had not occurred (and all performance share unit awards as to which one year in the performance period has not lapsed at the time of termination being forfeited).

The employment agreement also provides that the Company will grant Mr. Lawrie an inducement equity grant in the form of 400,000 restricted stock units.  200,000 of the restricted stock units will be subject to time-vesting conditions (the “Time-Vesting Inducement RSUs”) and will vest in four equal tranches on the last day of each of the Company’s 2013—2016 fiscal year, in each case subject to Mr. Lawrie’s continued employment.  The other 200,000 of the restricted stock units will be subject to performance-vesting conditions (the “Performance-Vesting Inducement RSUs”) and will vest in four equal tranches if specified performance thresholds, based on the Company’s common stock trading price, are met, subject to Mr. Lawrie’s continued employment on the applicable vesting date.  In the event of a Qualifying Termination or in the event Mr. Lawrie’s employment terminates due to death or disability, (i) all unvested Time-Vesting Inducement RSUs will vest on the termination date and (ii) unvested Performance-Vesting Inducement RSUs will vest to the extent the closing price of a share of the Company’s common stock on the trading day immediately preceding Mr. Lawrie’s termination date meets or exceeds the specified performance targets (and all remaining Performance-Vesting Inducement RSUs not so vested will be forfeited).  In the event of a “change in control” (as defined in the employment agreement), (i) all unvested Time-Vesting Inducement RSUs will become fully vested and (ii) all unvested Performance-Vesting Inducement RSUs will vest to the extent the per-share value of a share of the Company’s common stock as established in the transaction constituting the change in control is at or above the specified performance targets.

The employment agreement provides that Mr. Lawrie will be eligible to receive additional restricted stock units (referred to as “Career Shares”), which are granted to a limited number of key executives of the Company who are not participants in the Company’s Supplemental Executive Retirement Plan and Excess Plan, both of which were closed to new participants in 2007.  Mr. Lawrie’s Career Shares will generally have the same terms and conditions applicable to Career Shares granted to other eligible senior executives except that in the event that Mr. Lawrie remains employed through March 31, 2017, any Career Shares that are then-outstanding and unvested will immediately vest and any Career Shares granted thereafter will be vested upon grant.

Mr. Lawrie will generally be eligible to participate in employee benefit plans and programs maintained by the Company but he will not be a participant in the Company’s Severance Plan for Senior Management and Key Employees or the Company’s Supplemental Executive Retirement Plan and Excess Plan.  In accordance with the Company’s policies in effect from time to time, Mr. Lawrie will be permitted use of the Company’s aircraft for business purposes and for reasonable personal use (with income imputed to Mr. Lawrie for any personal use in accordance with applicable tax law).  He also will be provided with the use of a residence in a suitable location near the Company’s corporate headquarters, which may be used by the Company for other purposes when not occupied by Mr. Lawrie.

The employment agreement provides that upon the termination of Mr. Lawrie’s employment due to death or disability, he will be eligible to receive a pro-rata annual bonus for the year in which the death or disability occurs, based on the Company’s actual performance for the entire fiscal year, payable at the time annual bonuses are generally paid (the “Pro-Rata Bonus”).

In the event of a Qualifying Termination which occurs prior to a change in control (a “Non-CIC Qualifying Termination”) or in the event of a Qualifying Termination which occurs on or after a change in control (a “CIC Qualifying Termination”), Mr. Lawrie will receive

•                  the Pro-Rata Bonus (although in the event of a CIC Qualifying Termination, the pro-rated annual bonus will be determined based on Mr. Lawrie’s target bonus for the fiscal year in which termination occurs, and if such CIC Qualifying Termination occurs within two years following a change in control, it will be payable as soon as practicable following termination (otherwise, it will be payable at the time annual bonuses are generally paid));

•                  a severance payment equal to two times the sum of Mr. Lawrie’s (A) base salary and (B) target annual bonus (or in the event of a CIC Qualifying Termination, the average annual bonus over the three most recent fiscal years preceding the year in which the termination occurs), payable in twenty-four equal monthly installments following Mr. Lawrie’s termination (or in the event of a CIC Qualifying Termination which occurs within two years following a change in control, in a single lump sum no later than ten days following termination); and

•                  COBRA premiums for a period of eighteen months following termination, or in the event of a CIC Qualifying Termination, continuation of health and welfare benefits that are substantially similar to what Mr. Lawrie received immediately prior to termination (or if better, prior to the change in control) for a period of twenty-four months following termination.

The severance benefits described above are subject to Mr. Lawrie’s continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition agreement described below and, in the event of a Non-CIC Qualifying Termination, the execution and non-revocation of a release of claims against the Company and certain related parties.  To the extent that any payments or benefits constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, payments due to Mr. Lawrie under the employment agreement will be reduced to the maximum amount that Mr. Lawrie may receive without becoming subject to the excise tax imposed under Section 4999 of the Code if it is determined that Mr. Lawrie would retain more money, on an after-tax basis, having such payments so reduced.

In accordance with the terms of the employment agreement, Mr. Lawrie will execute and be subject to the Company’s standard non-competition and non-solicitation agreement.  The standard non-competition and non-solicitation agreement provides that Mr. Lawrie will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of the Company’s employees, clients and prospective clients during the Term and for a period of twenty-four months thereafter and (iii) non-competition during the Term and for a period of twelve months thereafter.

Prior to joining the Company, Mr. Lawrie, 58, served as the chief executive officer of UK-based Misys plc, a global leader of IT solutions for the financial services industry.  In addition, he has had extensive global experience in the IT and software industry including 27 years at IBM where he served as senior vice president of sales and marketing and general manager for IBM’s EMEA business. Additional details on Mr. Lawrie’s professional biography can be found in the Press Release, dated February 7, 2012, which is incorporated herein by reference.

The foregoing description of Mr. Lawrie’s employment agreement is qualified in its entirety by its full text, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

As previously disclosed in the Form 8-K filed by the Company on October 18, 2011, Mr. Michael W. Laphen, the Company’s current President and Chief Executive Officer, will retire upon Mr. Lawrie’s commencement of employment as President and Chief Executive Officer of the Company.  At that time, Mr. Laphen, who is currently Chairman of the Board, also will step down from the Board and Rodney F. Chase will become Non-Executive Chairman of the Board.

On February 7, 2012, Michael J. Mancuso, the Company’s current Chief Financial Officer, notified the Board that he intends to retire upon the filing of the Company’s Form 10-K for the fiscal year ending March 30, 2012.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 7, 2012, the Board of Directors amended Article III, Section 1 of the Bylaws of the Company to increase the size of the Board from 10 directorships to 11 directorships.

The full text of Article III, Section 1 of the Bylaws, as amended effective February 7, 2012, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed herewith:

Exhibit	Description

3.1	Bylaw Amendment effective February 7, 2012
10.1	Employment Agreement, dated February 7, 2012, between the Company and J. Michael Lawrie
99.1	Press Release dated February 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: February 8, 2012	By:	/s/ Michael J. Mancuso
Michael J. Mancuso
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Bylaw Amendment effective February 7, 2012
10.1	Employment Agreement, dated February 7, 2012, between the Company and J. Michael Lawrie
99.1	Press Release dated February 7, 2012